UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 9, 2009

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

7500 East Columbia Street, Evansville, IN	47715
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(812) 867-6471

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2009, the Board of Directors of Shoe Carnival, Inc. (the “Company”) amended the Company’s Amended and Restated Bylaws (the “Bylaws”). Sections 2 and 3 of Article I of the Bylaws were amended to update the address of the Company’s registered office and principal office to 7500 East Columbia Street, Evansville, Indiana 47715. A new Section 17 was also added to Article III of the Bylaws to opt out of new subsection 23-1-33-6(c) of the Indiana Business Corporation Law (the “IBCL”), which will go into effect on July 1, 2009. The new subsection of the IBCL mandates that the Company must, at all times, have a staggered board unless the Board expressly elects in the Company’s Bylaws not to be governed by the subsection. This amendment to the Bylaws will not affect the current structure of the Company’s Board of Directors.

The Bylaws, as amended, are being filed as Exhibit 3-B hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Exhibits
3-B	Bylaws of Shoe Carnival, Inc., as amended on June 9, 2009

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2009

SHOE CARNIVAL, INC.

By:	/s/ W. Kerry Jackson
	Name:	W. Kerry Jackson
	Title:	Executive Vice President and Chief
Financial Officer